Second Quarter 2024 Earnings Results July 23, 2024

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Second quarter sales were $1,961 million, down 12 percent compared to last year.
•Second quarter reported diluted earnings per share was $1.21, down 48 percent versus last year; adjusted diluted earnings per share was $1.38, down 43 percent versus last year.
•Primary factors affecting second quarter sales were lower volume and net pricing driven by higher promotional spend partially offset by positive mix.
•Second quarter market share was flat in off-road vehicles (ORV) and pontoons.
•Powersports retail sales for the quarter were down 8 percent versus last year driven by a decline in motorcycles and Marine; second quarter ORV retail was down 4 percent.
•Polaris lowered full year 2024 Company sales and adjusted earnings guidance.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended June 30, 2024	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$1,961.2	(12)%	$1,961.2	(12)%
Gross profit margin	21.6%	-117 bps	21.8%	-99 bps
Total operating expenses	$329.8	0%
Net income attributable to Polaris	$68.7	(49)%	$78.3	(44)%
Net income attributable to Polaris margin	3.5%	-255 bps
Adjusted EBITDA Margin*			10.1%	-188 bps
Diluted EPS attributable to Polaris	$1.21	(48)%	$1.38	(43)%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
The second quarter proved challenging as our industry continued to contend with elevated interest rates, inflation, and an increasingly cautious dealer and consumer. As we position our business to navigate this economic cycle, our team is focused on making progress against key priorities, including manufacturing efficiency improvements and our pipeline of industry-leading innovation. Reducing dealer inventory is a central priority, both through intentional retail-driving efforts and adjusting our production forecasts to further cut back on dealer shipments. We have lowered our full-year guidance to reflect the decision to cut shipments and our expectations that current industry challenges remain in place for the remainder of the year.

Although it might take longer than originally anticipated, I am confident in our long-term strategy and the Polaris team's ability to emerge stronger and well-positioned to drive profitable growth, deliver value to shareholders, and capitalize on our position as the powersports industry leader.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (July 23, 2024) - Polaris Inc. (NYSE: PII) (the "Company") today released second quarter 2024 results. For the second quarter, the Company reported worldwide sales of $1,961 million, down 12 percent versus the second quarter of 2023. North America sales of $1,677 million represented 86 percent of total Company sales and decreased 11 percent from $1,883 million in 2023. International sales of $284 million represented 14 percent of total Company sales and decreased 15 percent versus the second quarter of 2023. Total Company sales in the second quarter of 2024 were negatively impacted by lower volume and net pricing driven by higher promotional activity partially offset by favorable product mix.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Second Quarter 2024 Earnings Results
As reported, second quarter net income attributable to Polaris of $69 million decreased 49 percent and diluted earnings per share ("EPS") of $1.21 decreased 48 percent compared to the second quarter of 2023. Adjusted net income attributable to Polaris for the quarter was $78 million, down 44 percent, and adjusted EPS was $1.38, down 43 percent, in each case as compared to the second quarter of 2023.

Gross profit margin decreased 117 basis points to 21.6 percent for the second quarter, as compared to the second quarter of 2023. Adjusted gross profit margin of 21.8 percent decreased 99 basis points primarily driven by higher promotional activity, unfavorable plant absorption and higher finance interest partially offset by favorable operational costs, as compared to the second quarter of 2023.

Operating expenses were $330 million in both the second quarter of 2024 and the second quarter of 2023. Operating expenses, as a percentage of sales, of 16.8 percent were up 194 basis points in the second quarter of 2024 compared to the second quarter of 2023.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change
Off Road	$1,533.8	$1,631.4	(6)%	21.0%	22.4%	-140 bps
On Road	$293.3	$361.6	(19)%	20.8%	22.6%	-180 bps
Marine	$134.1	$223.6	(40)%	20.3%	25.7%	-542 bps

Off Road segment results were primarily driven by these factors:
•Sales were driven by lower volume and net pricing driven by higher promotional spend, partially offset by increased Parts, Garments and Accessories (PG&A) sales.
•PG&A sales increased 10 percent.
•Gross profit margin performance was driven by lower net pricing driven by higher promotional activity and unfavorable plant absorption, partially offset by operational improvements.
•Polaris North America ORV unit retail sales were down four percent. Estimated North America industry ORV unit retail sales were down mid-single digits percent.

On Road segment results were primarily driven by these factors:
•Sales were driven by lower volumes.
•PG&A sales decreased 10 percent.
•Gross profit margin performance was driven by negative product mix and lower net pricing driven by higher promotional activity, partially offset by operational improvements.
•North America unit retail sales for Indian Motorcycle were down low twenties percent. Estimated North America unit retail sales for the comparable motorcycle industry were down mid-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales results were driven by lower volumes.
•Gross profit margin performance was impacted by a decrease in sales volumes and lower net pricing driven by higher promotional activity.

2024 BUSINESS OUTLOOK
The Company updated its 2024 sales outlook to be down 17 to 20 percent versus its previous outlook of down five to seven percent versus 2023. The Company now expects adjusted diluted EPS attributed to Polaris Inc. common shareholders to be down 56 to 62 percent versus 2023 versus the prior outlook of down 10 to 15 percent.
The Company has not provided reconciliations of guidance for adjusted earnings per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

Second Quarter 2024 Earnings Results

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before income taxes, net income attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA Margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2024 second quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 2074111. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER®, RZR® and Polaris XPEDITION® and GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves nearly 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2024 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only ORV, snowmobiles, On Road and Marine in North America and International unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Second Quarter 2024 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Sales	$1,961.2	$2,216.6	$3,697.6	$4,396.3
Cost of sales	1,537.2	1,711.6	2,943.3	3,422.1
Gross profit	424.0	505.0	754.3	974.2
Operating expenses:
Selling and marketing	132.6	132.6	259.0	270.2
Research and development	86.8	93.2	174.6	189.7
General and administrative	110.4	103.8	209.4	194.6
Total operating expenses	329.8	329.6	643.0	654.5
Income from financial services	25.5	20.6	47.4	37.4
Operating income	119.7	196.0	158.7	357.1
Non-operating expense:
Interest expense	34.6	31.4	66.5	59.7
Other income, net	(0.8)	(8.1)	(1.4)	(20.5)
Income before income taxes	85.9	172.7	93.6	317.9
Provision for income taxes	17.0	38.4	20.8	70.0
Net income	68.9	134.3	72.8	247.9
Net income attributable to noncontrolling interest	(0.2)	—	(0.3)	(0.2)
Net income attributable to Polaris Inc.	$68.7	$134.3	$72.5	$247.7

Net income per share attributable to Polaris Inc. common shareholders:
Basic	$1.21	$2.35	$1.28	$4.32
Diluted	$1.21	$2.32	$1.27	$4.28
Weighted average shares outstanding:
Basic	56.6	57.2	56.7	57.3
Diluted	56.9	57.8	57.0	57.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Second Quarter 2024 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	June 30, 2024	June 30, 2023

Assets
Current assets:
Cash and cash equivalents	$322.7	$340.4
Trade receivables, net	254.9	293.1
Inventories, net	2,000.5	2,024.3
Prepaid expenses and other	210.9	210.6
Income taxes receivable	11.1	19.8
Total current assets	2,800.1	2,888.2
Property and equipment, net	1,212.5	1,118.9
Investment in finance affiliate	142.4	98.7
Deferred tax assets	317.4	237.5
Goodwill and other intangible assets, net	960.2	903.2
Operating lease assets	136.9	120.1
Other long-term assets	139.4	103.0
Total assets	$5,708.9	$5,469.6
Liabilities and Equity
Current liabilities:
Current financing obligations	$54.1	$553.7
Accounts payable	785.4	897.0
Accrued expenses	1,094.3	932.3
Other current liabilities	41.2	31.9
Total current liabilities	1,975.0	2,414.9
Long-term financing obligations	2,089.4	1,507.6
Other long-term liabilities	292.6	282.3
Total liabilities	$4,357.0	$4,204.8
Deferred compensation	9.1	15.6
Equity:
Total shareholders’ equity	1,338.1	1,246.5
Noncontrolling interest	4.7	2.7
Total equity	1,342.8	1,249.2
Total liabilities and equity	$5,708.9	$5,469.6

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 5

Second Quarter 2024 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Six months ended June 30,
	2024	2023
Operating Activities:
Net income	$72.8	$247.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132.4	120.5
Noncash compensation	28.4	29.6
Noncash income from financial services	(27.8)	(18.3)
Deferred income taxes	(21.8)	(26.6)
Other, net	0.1	(0.4)
Changes in operating assets and liabilities:
Trade receivables	44.6	50.5
Inventories	(209.9)	(122.3)
Accounts payable	62.4	46.0
Accrued expenses	(20.5)	32.9
Income taxes payable/receivable	(2.6)	1.0
Prepaid expenses and other, net	(17.2)	(12.9)
Net cash provided by operating activities	40.9	347.9
Investing Activities:
Purchase of property and equipment	(139.3)	(206.2)
Distributions from (investment in) finance affiliate, net	26.5	12.7
Investments in and distributions from other affiliates	(5.2)	3.4
Acquisition of developed technology assets	(47.8)	—
Net cash used for investing activities	(165.8)	(190.1)
Financing Activities:
Borrowings under financing obligations	1,701.8	1,350.4
Repayments under financing obligations	(1,462.6)	(1,349.4)
Repurchase and retirement of common shares	(82.3)	(101.1)
Cash dividends to shareholders	(74.1)	(73.9)
Proceeds from stock issuances under employee plans	4.6	23.8
Net cash provided by (used for) financing activities	87.4	(150.2)
Impact of currency exchange rates on cash balances	(7.8)	8.1

Net increase (decrease) in cash, cash equivalents and restricted cash	(45.3)	15.7
Cash, cash equivalents and restricted cash at beginning of period	382.9	339.7
Cash, cash equivalents and restricted cash at end of period	$337.6	$355.4

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$322.7	$340.4
Other long-term assets	14.9	15.0
Total	$337.6	$355.4

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Second Quarter 2024 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross profit	424.0	505.0	754.3	974.2
Restructuring (2)	3.5	—	3.9	—
Adjusted gross profit	427.5	505.0	758.2	974.2

Income before income taxes	85.9	172.7	93.6	317.9
Acquisition-related costs (1)	0.4	—	0.7	—
Restructuring (2)	5.6	(0.2)	11.0	0.5
Intangible amortization (4)	4.4	4.5	8.9	8.9
Class action litigation expenses (5)	2.1	2.9	3.9	5.0
Adjusted income before income taxes	98.4	179.9	118.1	332.3

Net income attributable to Polaris Inc.	68.7	134.3	72.5	247.7
Acquisition-related costs (1)	0.3	—	0.6	—
Restructuring (2)	4.3	(0.2)	8.4	0.4
Intangible amortization (4)	3.4	3.3	6.8	6.7
Class action litigation expenses (5)	1.6	2.2	3.0	3.8
Adjusted net income attributable to Polaris Inc.(6)	78.3	139.6	91.3	258.6

Diluted EPS attributable to Polaris Inc.	$1.21	$2.32	$1.27	$4.28
Acquisition-related costs (1)	—	—	0.01	—
Restructuring (2)	0.08	—	0.15	—
Intangible amortization (4)	0.06	0.06	0.12	0.12
Class action litigation expenses (5)	0.03	0.04	0.05	0.07
Adjusted EPS attributable to Polaris Inc. (6)	$1.38	$2.42	$1.60	$4.47

Sales	$1,961.2	$2,216.6	$3,697.6	$4,396.3

Net income	$68.9	$134.3	$72.8	$247.9
Provision for income taxes	17.0	38.4	20.8	70.0
Interest expense	34.6	31.4	66.5	59.7
Depreciation	64.1	54.2	122.5	111.6
Intangible amortization (3)	5.4	4.5	9.9	8.9
Acquisition-related costs (1)	0.4	—	0.7	—
Restructuring (2)	5.6	(0.2)	11.0	0.5
Class action litigation expenses (5)	2.1	2.9	3.9	5.0
Adjusted EBITDA	$198.1	$265.5	$308.1	$503.6
Adjusted EBITDA Margin	10.1%	12.0%	8.3%	11.5%

(1) Represents adjustments for integration and acquisition-related expenses
(2) Represents adjustments for corporate restructuring
(3) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(4) Represents amortization expense for intangible assets acquired through business combinations
(5) Represents adjustments for certain class action litigation-related expenses
(6) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2024 and 2023, except for non-deductible items

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 7

Second Quarter 2024 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Six months ended June 30,
	2024	2023

Net cash provided by operating activities	$40.9	$347.9
Purchase of property and equipment	(139.3)	(206.2)
Distributions from (investment in) finance affiliate, net	26.5	12.7
Adjusted free cash flow	$(71.9)	$154.4

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
SEGMENT GROSS PROFIT	2024	2023	2024	2023
Off Road segment gross profit	$322.2	$365.5	$555.2	$697.1
Restructuring (1)	3.2	—	3.2	—
Adjusted Off Road segment gross profit	325.4	365.5	558.4	697.1

On Road segment gross profit	61.1	81.8	121.5	151.0
No adjustment	—	—	—	—
Adjusted On Road segment gross profit	61.1	81.8	121.5	151.0

Marine segment gross profit	27.1	57.5	46.3	119.0
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	27.1	57.5	46.3	119.0

Corporate segment gross profit	13.6	0.2	31.3	7.1
Restructuring (1)	0.3	—	0.7	—
Adjusted Corporate segment gross profit	13.9	0.2	32.0	7.1

Total gross profit	424.0	505.0	754.3	974.2
Total adjustments	3.5	—	3.9	—
Adjusted total gross profit	$427.5	$505.0	$758.2	$974.2

(1) Represents adjustments for corporate restructuring

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Second Quarter 2024 Earnings Results

NON-GAAP ADJUSTMENTS
Second Quarter 2024 Results & 2024 Full Year Guidance

Restructuring and Acquisition Related Costs
The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business, including the divestitures of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. The Company realized certain acquisition related costs associated with the acquisition of the Walker Evans business during the third quarter of 2023. For the second quarter of 2024, Polaris recorded combined costs totaling $6.0 million which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the second quarter of 2024, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2024 Adjusted Guidance
2024 adjusted guidance excludes the pre-tax effect of restructuring costs of approximately $25 million, and approximately $20 million for class action litigation-related expenses. Intangible amortization of approximately $18 million related to all acquisitions has also been excluded.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9